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                        INVESTOR PRESENTATION INFORMATION

Pro Forma Consolidated Revenue

Pro Forma Grant Prideco & Reed-Hycalog
Last Twelve Months 9/30/02 = $895 Million

Drilling Products & Services
$359 Million
40%

Marine Products & Services
$60 Million
7%

Premium Connections & tubular Products
$226 Million
25%

Reed-Hycalog
$220 Million
25%

Other
$29 Million
3%



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Pro Forma Operating Results (9/30/02)

                                   PRELIMINARY

($ in Millions)    Last Twelve Months Ended September 30, 2002


OPERATING                                       GRANT                REED-
SUMMARY                                        PRIDECO              HYCALOG         ADJUSTMENT            PRO FORMA
----------------------------------------     ------------         ------------      ------------         ------------

Revenue                                      $      674.5         $      220.1              --           $      894.6

EBITDA                                              112.9(a)              52.6               1.6(b)             167.1
EBITDA Margin%                                       16.7%                23.9%                                  18.7%

Interest Expense                                    (24.3)                --               (22.6)(c)            (46.9)

Net Income                                   $       32.0         $       29.8      $      (15.5)(d)     $       46.3

Diluted EPS ($/share)                        $       0.28                                                $       0.38

% Accretion / (Dilution)                                                                                        33.4%

Diluted Shares Outstanding                          112.3                                    9.7                122.0
(Shares in Millions)

         (a)      Represents reported EBITDA excluding non-recurring charges.

         (b)      Pro forma interest expense associated with additional debt.

         (c)      Represents pro forma adjustments net of net of tax (35%)

Reed-Hycalog Accretion / (Dilution) Sensitivities



                                                            SLOW             MARKET             STRONG
                                                          RECOVERY           DECLINE           RECOVERY
                                                          --------           -------           --------
U.S. RIG COUNT
ENVIRONMENT                                               900 - 950             800              1,100
(ANNUAL AVERAGE)


PERCENTAGE ACCRETION TO GRANT PRIDECO                     15% - 20%            >50%             8% - 12%